UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2012

Power-One, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29454	77-0420182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Calle Plano Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

(805) 987-8741

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07:              Submission of Matters to Vote of Stockholders.

The Annual Meeting of Stockholders of Power-One, Inc. (“Power-One” or the “Company”) was held on May 1, 2012.  Proxies were solicited by the Company pursuant to Regulation 14 under the Securities Exchange Act of 1934 for the following four proposals:

Proposal 1:  To elect the members of the Board of Directors;

Proposal 2:  To adopt an advisory resolution on named executive officer compensation;

Proposal 3:  To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Power-One for the 2012 fiscal year;

Proposal 4:  To transact other business properly presented at the 2012 annual meeting and any adjournment(s) or postponement(s) thereof.

Proxies representing 108,619,876 shares of the common stock eligible to vote at the meeting, or 89.07% of the outstanding common shares, were voted.

The following is a tabulation of the votes with respect to each of the proposals:

Proposal One

Election of Directors

	Votes For	% of Voted Shares Voting For	Votes Withheld/Abstained	Broker Non- Votes
Jon Gacek	76,862,041	95.51%	170,403	28,312,994
Kambiz Hooshmand	79,185,705	98.82%	172,944	28,312,994
Mark Melliar-Smith	77,130,252	96.25%	170,803	28,312,994
Richard M. Swanson	77,535,084	96.75%	170,473	28,312,994
Richard J. Thompson	77,255,847	96.36%	135,371	28,312,994
Jay Walters	79,076,914	98.68%	170,603	28,312,994
Kyle Ryland	76,012,970	94.85%	170,153	28,312,994
Ajay Shah	75,996,461	94.83%	171,279	28,312,994

Proposal Two

Advisory Resolution on

Named Executive Officer Compensation

Votes For	% of Voted Shares Voting For	Votes Against	Votes Withheld/ Abstained	Broker Non-Votes
77,310,880	96.27%	2,840,077	155,925	28,312,994

Proposal Three

Ratification of the Appointment of

Independent Registered Public Accounting Firm

Votes For	% of Voted Shares Voting For	Votes Against	Votes Withheld/Abstained	Broker Non-Votes
105,001,191	96.67%	3,462,578	156,107	-0-

Proposal Four

Transaction of Other Business Properly Presented at the 2012 Annual Meeting

And Any Adjournment(s) or Postponement(s) Thereof

Votes For	% of Voted Shares Voting For	Votes Against	Votes Withheld/Abstained	Broker Non-Votes
56,719,789	52.21%	49,834,214	2,065,873	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER-ONE, INC.
(Registrant)

		By:	/s/GARY R. LARSEN
Date:	May 3, 2012		Gary R. Larsen
Senior Vice President — Finance, and Chief Financial Officer